                                 EXHIBIT 99.2

                                   Form PS
                         Office of Thrift Supervision
                   1700 G Street, N.W., Washington, DC 20552
                                Proxy Statement


                 Douglas Federal Bank, a Federal Savings Bank
                            8458 Campbellton Street
                       Douglasville, Georgia 30134-1803


                             Proxy Statement Form

                                Index to Items

Item 1.   Notice of Meeting
Item 2.   Revocability of Proxy
Item 3.   Persons Making Solicitation
Item 4.   Voting Rights and Vote Required for Approval
Item 5.   Directors and Executive Officers
Item 6.   Management Remuneration
Item 7.   Business of the Applicant
Item 8.   Description of the Applicant's Plan of Conversion
Item 9.   Description of Capital Stock
Item 10.  Capitalization
Item 11.  Use of New Capital
Item 12.  New Charter, Bylaws or Other Documents
Item 13.  Other Matters
Item 14.  Financial Statements
Item 15.  Consents of Experts and Reports
Item 16.  Attachments
Item 17.  Recommendation of the Board of Directors
Item 18.  Review of Office of Thrift Supervision Action

     YOUR PROXY, IN THE FORM ENCLOSED, IS SOLICITED BY THE BOARD OF DIRECTORS OF DOUGLAS FEDERAL BANK FOR USE AT A SPECIAL MEETING OF OUR MEMBERS TO BE HELD ON JUNE 17, 1999, AND ANY ADJOURNMENT OF THAT MEETING, FOR THE PURPOSES SET FORTH IN THE FOREGOING NOTICE OF SPECIAL MEETING. YOUR BOARD OF DIRECTORS URGES YOU TO VOTE FOR THE PLAN OF CONVERSION.
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                 DOUGLAS FEDERAL BANK, A FEDERAL SAVINGS BANK
                            8458 Campbellton Street
                       Douglasville, Georgia 30134-1803
                                (770) 942-5108

                     NOTICE OF SPECIAL MEETING OF MEMBERS
                          TO BE HELD ON JULY 17, 1999


     NOTICE IS HEREBY GIVEN that a Special Meeting of Members (the "Special Meeting") of Douglas Federal Bank, a Federal Savings Bank (the "Bank") will be held at the main office of the Bank located at 8458 Campbellton Street, Douglasville, Georgia, on June 17, 1999, at 10:00 a.m. Business to be taken up at the Special Meeting shall be:

     (1) To consider and vote upon a Plan of Conversion providing for the conversion of the Bank from a federally-chartered mutual savings bank to a federal stock savings bank (the "Converted Bank") as a wholly-owned subsidiary of First Deposit Bancshares, Inc. (the "Company"), a newly organized Georgia corporation formed for the purpose of becoming the holding company for the Bank and the related transactions provided for in such plan. Adoption of the proposed new Charter and Bylaws of the Converted Bank is an integral part of the Plan. Copies of the Plan of Conversion and the new Charter and Bylaws for the Converted Bank are attached to this Proxy Statement as exhibits. These documents provide, among other things, for the termination of voting rights of members and their rights to receive any surplus remaining in the event of liquidation of the Bank. These rights, except for the rights of eligible account holders and supplemental eligible account holders in the liquidation account established for their benefit upon completion of the conversion, will vest exclusively in the Company as the sole holder of the Bank's outstanding capital stock. For further information, see "The Conversion" in the accompanying Prospectus.

     (2) To consider and vote upon any other matters that may lawfully come before the Special Meeting.

   Note: As of the date of mailing of this Notice of Special Meeting of Members, the Board of Directors is not aware of any other matters that may come before the Special Meeting.

     The members entitled to vote at the Special Meeting shall be those members of the Bank at the close of business on May 1, 1999, who continue as members until the Special Meeting and, should the Special Meeting be, from time to time, adjourned to a later time, until the final adjournment thereof.

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                              BY ORDER OF THE BOARD OF DIRECTORS


                              ________________________________
                              Patricia Owen, Secretary

___________________, 1999
Douglasville, Georgia


                       _____________________

     YOUR BOARD OF DIRECTORS URGES YOU TO CONSIDER CAREFULLY THIS PROXY MATERIAL AND, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE SPECIAL MEETING, TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD(S) AS SOON AS POSSIBLE TO ASSURE THAT YOUR VOTES WILL BE COUNTED. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE SPECIAL MEETING.

     YOUR VOTE IS VERY IMPORTANT. A FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PLAN.

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                 DOUGLAS FEDERAL BANK, A FEDERAL SAVINGS BANK
                            8458 Campbellton Street
                       Douglasville, Georgia 30134-1803
                                (770) 942-5108



Item 2. Revocability of Proxy. Any member giving this proxy will have the right to revoke it at any time before it is exercised by (i) delivering written notice or a duly executed proxy bearing a later date to our Secretary, provided that our Secretary receives such written notice prior to the Special Meeting or any adjournment thereof, or (ii) by attending the special meeting and voting in person. This proxy is being solicited for the Special Meeting only, including any adjournment thereof, and will not be used for any other meeting.

Item 3. Persons Making Solicitation. The Board of Directors of the Bank is soliciting this proxy. None of the Bank's directors has informed the Board of Directors in writing that he intends to oppose any action intended to be taken by the Board of Directors in connection with the transaction for which the Board of Directors recommends approval pursuant to this proxy.

Item 4. Voting Rights and Vote Required for Approval. Our Board of Directors has fixed the close of business on May 1, 1999, as the Voting Record Date for the determination of members entitled to notice of and to vote at the Special Meeting. All holders of our deposit or other authorized accounts and borrowers are our members under our current mutual charter. All members of record as of the close of business on May 1, 1999 who continue as such until the date of the Special Meeting will be entitled to vote at the Special Meeting or any adjournment thereof.

     Each depositor member will be entitled at the Special Meeting to cast one vote for each $100, or fraction thereof, of the aggregate withdrawal value of all of his savings accounts in the Bank as of the Voting Record Date. Borrower members will be entitled to vote one vote at the Special Meeting in addition to any votes such borrower member may have as a result of being a depositor in the Bank. No member may cast more than 1,000 votes.

     Approval of the Plan to be presented at the Special Meeting will require the affirmative vote of at least a majority of the total outstanding votes of the our members eligible to be cast. As of the May 1, 1999, there were approximately _______________ votes eligible to be cast, of which _____________ votes constitute a majority.

     Members may vote at the Special Meeting or any adjournment thereof in person or by proxy. All properly executed proxies we receive will be voted in accordance with the instructions indicated thereon by the members giving such proxies. If no contrary instructions are given, such proxies will be voted in favor of the plan of conversion described herein. If any other matters are properly presented before the Special Meeting and may properly be voted upon, the proxies solicited hereby

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will be voted on such matters by the proxy holders named therein as directed by our Board of Directors. Valid, previously executed general proxies, which typically are obtained from members when they open their accounts at the Bank, will not be used to vote for approval of the plan of conversion, even if the respective members do not execute another proxy or attend the special meeting and vote in person.

     FAILURE TO RETURN AN EXECUTED PROXY FOR THE SPECIAL MEETING OR TO ATTEND THE SPECIAL MEETING AND VOTE IN PERSON WOULD HAVE THE SAME EFFECT AS VOTING AGAINST THE CONVERSION.

     The Bank's officers, directors or other employees may solicit proxies in person, by telephone or through other forms of communication. Such persons will be reimbursed by the bank only for their expenses incurred in connection with such solicitation.

Item 5. Directors and Executive Officers. See "Management of Douglas Federal" in the Prospectus for a discussion of the directors and executive officers of the Bank.

Item 6. Management Remuneration. See "Summary - Benefits of the Conversion to Management" in the Prospectus for a discussion of the interests of Management in the Conversion. See also "Management of Douglas Federal."

Item 7. Business of the Applicant. See "Business of Douglas Federal" in the Prospectus for a discussion of the business of the Bank. See also "Selected Consolidated Financial Information and Other Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Regulation and Supervision" and "Federal and State Taxation."

Item 8. Description of the Applicant's Plan of Conversion. The Office of Thrift Supervision (the "Office") has given approval to the Plan of Conversion, subject to its approval by the Bank's members and the satisfaction of certain other conditions. However, such approval by the Office does not constitute a recommendation or endorsement of the Plan by the Office.

     See "The Conversion" in the Prospectus for a description of the Plan. See also "Management of Douglas Federal," "Federal and State Taxation," "Summary" and "Pro Forma Data."

Item 9. Description of Capital Stock. See "Description of Capital Stock of First Deposit" and "Description of the Capital Stock of Douglas Federal" in the Prospectus for a description of the stock to be offered in the offering and the stock to be acquired by the Company. See also "Market for the Common Stock." The Bank and the Company will, where practicable, use their best efforts to encourage and assist professional market makers in establishing and maintaining a market for the common stock of the Company.

Item 10. Capitalization. See "Capitalization" in the Prospectus for a description of the capitalization of the Bank.

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Item 11. Use of New Capital. See "Use of Proceeds" in the Prospectus for a
description of the purposes for which the net proceeds from the common stock to be sold are intended to be invested or otherwise used.

Item 12. New Charter, Bylaws or Other Documents. For purposes of this Item, references to the Mutual Savings Bank refer to the Bank in its pre-Conversion mutual form and references to the Stock Savings Bank refer to the Bank in its post-Conversion stock form.

     Upon completion of the Conversion, the Mutual Savings Bank's Charter will be extinguished and the Bank will be governed by the federal Stock Savings Bank Charter and Bylaws. See "The Conversion - Effects of Conversion" and "Restrictions on Acquiring Douglas Federal or First Deposit."

Item 13. Other Matters. The Company will register its capital stock under section 12(g) of the Securities Exchange Act of 1934, as amended, and it will not deregister such stock for a period of three years. Upon such registration the proxy rules, insider trading reporting and restrictions, annual and periodic reporting and other requirements of that Act will be applicable.

Item 14. Financial Statements. See Exhibit "A" attached hereto.

Item 15. Consents of Experts and Reports. See "Experts" and "Legal and Tax Opinions" for a discussion of the consents of experts. See also "Financial Statements" attached to the Prospectus.

Item 16. Attachments. See Exhibit 2.1 of the Prospectus for a copy of the Bank's Plan of Conversion as approved by the Office of Thrift Supervision.

Item 17. Recommendation of the Board of Directors. THE BOARD OF DIRECTORS OF THE BANK UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE PLAN OF CONVERSION. VOTING IN FAVOR OF THE PLAN OF CONVERSION WILL NOT OBLIGATE ANY PERSON TO PURCHASE STOCK.

     The conversion will be accomplished through adoption of a new charter and bylaws to authorize the issuance of capital stock by the Bank to the Company. Under the plan of conversion, up to 1,449,000 shares of the common stock, subject to adjustment, are being offered for sale by the Company. Upon completion of the Conversion, the Bank will issue all of its newly issued shares of capital stock to the Company in exchange for at least 50% of the net proceeds of the Conversion, after deducting the costs of the employee stock ownership plan loan. None of the Bank's assets will be distributed in order to effect the Conversion other than to pay expenses incident thereto.

     The net proceeds from the sale of common stock in the Conversion will substantially increase the Bank's capital, which will increase the amount of funds available for lending and investment, and support current operations and the continued growth of the Bank's business. The holding company structure will provide greater flexibility than the bank alone would have for

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diversification of business activities and expansion. Management believes that this increased capital and operating flexibility will enable us to compete more effectively with other types of financial service organizations.

Item 18. Review of Office of Thrift Supervision Action. Any person aggrieved by a final action of the Office which approves, with or without conditions, or disapproves a plan of conversion pursuant to this part may obtain review of such action by filing in the court of appeals of the United States for the circuit in which the principal office or residence of such person is located, or in the United States Court of Appeals for the District of Columbia, a written petition praying that the final action of the Office be modified, terminated or set aside. Such petition must be filed within 30 days after the publication of notice of such final action in the Federal Register, or 30 days after the mailing by the Applicant of the notice to members as provided for in 12 C.F.R.
(S) 563b.6(c), whichever is later. The further procedure for review is as follows: A copy of the petition is forthwith transmitted to the Office by the clerk of the court and thereupon the Office files in the court the record in the proceeding, as provided in Section 2112 of Title 28 of the United States Code. Upon the filing of the petition, the court has jurisdiction, which upon the filing of the record is exclusive, to affirm, modify, terminate, or set aside in whole or in part, the final action of the OTS. Review of such proceedings is as provided in Chapter 7 of Title 5 of the United States Code. The judgment and decree of the court is final, except that they are subject to review by the United States Supreme Court upon certiorari as provided in Section 1254 of Title 28 of the United States Code.

     THE ATTACHED PROSPECTUS IS AN INTEGRAL PART OF THIS PROXY STATEMENT AND CONTAINS DETAILED INFORMATION ABOUT THE BANK, THE COMPANY AND THE CONVERSION, INCLUDING THE RIGHTS OF ELIGIBLE ACCOUNT HOLDERS, SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS AND OTHER MEMBERS TO SUBSCRIBE FOR SHARES OF THE COMPANY'S COMMON STOCK. MEMBERS AS OF THE VOTING RECORD DATE ARE URGED TO CONSIDER SUCH INFORMATION CAREFULLY PRIOR TO SUBMITTING THEIR PROXIES.

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                                  EXHIBIT "A"

                             FINANCIAL STATEMENTS
                             --------------------

                                REVOCABLE PROXY

                      SOLICITED ON BEHALF OF THE BOARD OF
                             DOUGLAS FEDERAL BANK

                       FOR A SPECIAL MEETING OF MEMBERS
                          TO BE HELD ON JUNE 17, 1999

     The undersigned member of Douglas Federal Bank, a Federal Savings Bank (the "Bank") hereby appoints Alpha A. Fowler, Jr. and J. David Higgins, or either of them, with full powers of substitution, as attorneys-in-fact and agents for and in the name of the undersigned, to vote such votes as the undersigned may be entitled to cast at the Special Meeting of Members (the "Meeting") of the Bank to be held at the main office of the Bank located at 8458 Campbellton Street, Douglasville, Georgia, on Thursday, June 17, 1999, at 10:00 a.m., Eastern Time, and at any adjournment thereof. They are authorized to cast all votes to which the undersigned is entitled, as follows:


                                                            FOR        AGAINST
                                                            ---        -------
       Adoption of the Plan of Conversion, dated
       February 9, 1999, providing for the conversion       [_]          [_]
       of the Bank from a federally-chartered mutual savings bank to a federally-chartered stock savings bank and for the acquisition of all of the Bank's stock issued in such conversion by First Deposit Bancshares, Inc., and the related transactions provided for in such plan, including the adoption of a new charter and bylaws for the Bank.

       In their discretion, on any other matters that may lawfully come before the meeting.


NOTE: The Board of Directors is now aware of any other matter that may come before the Meeting.

            THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED IF
                           NO CHOICE IS MADE HEREON

     Should the undersigned be present and elect to vote at said Meeting or at any adjournment thereof and, after notification to the Secretary of the Bank at said Meeting of the member's decision to terminate this Proxy, then the power of said attorneys-in-fact or agents shall be deemed terminated and of no further force and effect. The undersigned hereby revokes any and all proxies heretofore given.

     The undersigned acknowledges receipt of a Notice of Special Meeting of the members of the Bank to be held on June 17, 1999, a Proxy Statement dated May __, 1999, and a Prospectus dated May __, 1999, prior to the execution of this Proxy.


                                    _____________________
                                             Date


                                    _____________________
                                          Signature



                                     Note:   Only one signature is required in
                                             the case of a joint account.



                        PLEASE COMPLETE, DATE, SIGN AND
              MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.